DISTRIBUTORSHIP AGREEMENT
                            -------------------------

         This Distributorship Agreement ("Agreement") is entered into this ____ day of October, 1997 between Cigar Gone Corporation, a Delaware corporation aka:
Irvine Breath Products, Inc., a Delaware corporation (collectively "Cigar Gone"), and Premium Cigars International, Ltd., an Arizona corporation ("Distributor"). Cigar Gone and Distributor shall also be referred to as the "Parties".

                                    RECITALS
                                    --------

         WHEREAS, Cigar Gone is engaged in the production and sale of breath cleansers, which are marketed under the tradenames "Cigar Gone Breath Cleanser" and "Coffee Gone Breath Cleanser", hereinafter referred to as the "Breath Cleansers";

         WHEREAS, Cigar Gone has designed a mini pack to hold eight (8) capsules of Breath Cleanser (the "Mini-Pack"), a display box to hold thirty-six (36)
Mini-Pack (the "Display Box") and bottles to hold fifty (50) capsules of Cigar Gone Breath Cleanser ("CG Bottle");

         WHEREAS, collectively, the Cigar Gone Breath Cleanser, the Coffee Gone Breath Cleanser, the Mini-Pack; the Display Box; the CG Bottle; and any of the breath products which may be developed by Cigar Gone are herein referred to as the "Product" or "Products";

         WHEREAS, Distributor desires to become the Master Distributor (as that term is defined herein) of the Product in the United States and Canada (the "Distribution Area");

         WHEREAS, Distributor desires to receive and Cigar Gone desires to grant to Distributor the right to serve as the Master Distributor of the Products in the Distribution Area;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cigar Gone and Distributor agree as follows:

         1. Right to Sell. Cigar Gone grants to Distributor the right to serve as "Master Distributor" for the Product. "Master Distributor", for the purpose of this Agreement, shall be defined as the exclusive purchaser of the Product for the resale of such Product in the Distribution Area, including without limitation, those stores, chains, and retail outlets set forth on Exhibit "A" attached hereto. The Master Distributor shall have the authority to

* Confidential portions omitted and filed separately with the Commission.

enter into sub-distributorships with other persons or entities in the Distribution Area for the retail or wholesale of the Product (e.g., McLane and Core-Mark). During the term of this Agreement, Cigar Gone agrees not to enter into any distributorship agreements for the sale of the Product in the Distribution Area (as defined above) other than through Distributor. During the term of this Agreement, Cigar Gone or any entity in which Cigar Gone has an ownership interest further agrees not to purchase, sell, distribute or deal in cigar products or breath products which are similar to or compete, directly or indirectly, with the Product within the Distribution Area. During the term of this Agreement, Distributor agrees not to purchase, sell, distribute or deal in breath products which are similar to or directly compete with the Cigar Gone Product in the Distribution Area.

         *

         2. Marketing Efforts. The Distributor intends to attach the Product to the humidors it distributes to various retail outlets and shall make such efforts as it deems appropriate, in its sole discretion, to market the Product to retailers. Distributor agrees not to sell or deliver any of the Products outside of the Distribution Area or deliver any of the Products for resale or use outside of the Distribution Area without first obtaining Cigar Gone's prior written consent, which consent shall not be unreasonably withheld or delayed. Should Cigar Gone desire to sell the Product to any foreign distributors, Cigar Gone shall give ten (10) days written notice to Distributor prior to entering into any agreement. Distributor shall have the option to distribute to any such foreign destinations on terms to be agreed to by the Parties. Cigar Gone shall forward to Distributor any retail or distributorship leads which Cigar Gone may receive in order that Distributor may pursue such leads, and Cigar Gone will forward to Distributor all contacts made in the Distribution Area which may benefit Distributor.

         It is understood that Cigar Gone will continue to market for sale its Products to potential customers, provided that Cigar Gone shall not arrange sales for less than the suggested retail or wholesale prices as set forth in Paragraph 9, and that all sales are subject to the final approval of Distributor. Cigar Gone shall immediately deliver invoices for any such sales to Distributor for distribution. All sales commissions from the sales of the Products created by Cigar Gone's personnel or agents shall be the sole responsibility of Cigar Gone, and all sales commissions from the sales of the Products created by Distributor's personnel or agents shall be the sole responsibility of Distributor.

           Distributor and Cigar Gone will cooperate with advertising done in trade, consumer, in-house advertising programs and radio or TV ads. The respective costs for each party and all other terms relating to advertising shall be agreed to in writing by both parties prior to either party entering into any commitments.

         Upon the invitation of Distributor and approval of Cigar Gone, Cigar Gone may work with and join Distributor in shows, conventions, events or parties that include Cigar Gone's

* Confidential portions omitted and filed separately with the Commission.

Products. Cigar Gone will also name Distributor as its "Exclusive Distributor" in any stories created by its publicist Larry Feldman and Associates.

         3. Packaging. Cigar Gone will supply top quality soft gelcaps to Distributor in either the Mini-Packs or the CG Bottles. Cigar Gone will supply high quality foil packs for the Breath Cleansers. In conjunction with the Mini-Packs, Cigar Gone shall supply Display Boxes for holding the Mini-Packs, along with self-adhesive clip strips, of the same quality as those supplied to Distributor's Phoenix office on October 22, 1997.

         *

         Cigar Gone shall give Distributor 30 days written notice prior to implementing any change in the Products or the packaging of the Products. Any changes in the count or quality of the Display Boxes or any change in the contents or quality of the Products shall be subject to Distributor's prior written approval.

         4. Independent Contractor. This Agreement shall in no way be construed to constitute the Distributor as an agent or employee of Cigar Gone for any purpose whatsoever, the Distributor being an independent contractor engaged by Cigar Gone to perform the services set forth herein.

         5. Term. Subject to the terms set forth in paragraphs 11 and 12 herein, the term of this Agreement shall be for two (2) years from the date hereof and shall automatically be renewed annually for three (3) one year period unless thirty (30) days prior to the expiration of the applicable term one party notifies the other party in writing that it intends to terminate this Agreement.

         6. Purchase Price. During the term of this Agreement, Distributor shall pay to Cigar Gone a purchase price per Mini-Pack and per CG Bottle, as set forth in Exhibit "B" hereto (the "Purchase Price"). Clipstrips shall be provided to Distributor at no cost to Distributor as necessary to provide marketing racks for Distributor's humidors.

         7.       *

         8. Customer Billing. Distributor will handle all billing of Distributor's and Cigar Gone's sales orders, except for the sale to those exempted entities pursuant to paragraph 2. The terms and conditions of billing will be COD to single stores that are not credit-approved and COD charges will be billed to stores, net ten to multiple stores currently doing business with Cigar Gone and 30 days to all other distributors or chains that have supplied credit applications to Distributor and are approved by Distributor. Any term in excess of 30 days must be approved by both Parties. All Products purchased by Distributor or any customer of Distributor or Cigar Gone will be on a Cigar Gone guaranteed sale basis unless otherwise stated on the purchase order.

* Confidential portions omitted and filed separately with the Commission.

         9. Suggested Pricing. The minimum suggested retail and wholesale prices are set forth below:

                           Retail                           Wholesale
                           ------                           ---------
Mini-Pack                  $0.99 per pack                   *
CG Bottle                  $4.98 per bottle                 *

         *

         10. Purchase Requirements. Distributor shall order from Cigar Gone as much of the Product as it deems appropriate in its sole discretion, and Cigar Gone shall provide sufficient amounts of the product to satisfy Distributor's distribution requirements. Cigar Gone and Distributor specifically agree that Distributor shall have no minimum purchase requirement.

         11. Delivery. Delivery will be made to Distributor at 15651 North 83rd Way, Suite 3, Scottsdale, Arizona 85260, or at such other destinations within the Distribution Area which Distributor may designate from time to time. Delivery designations will be limited to Seattle, Vancouver, Scottsdale and CanAm. Cigar Gone shall fill all orders and deliver the Product by a reliable common carrier, at Cigar Gone's sole expense, within ten (10) days from the receipt of Distributors' orders.

         Distributor will warehouse the Products in a climate controlled building. Distributor will ship the Products to all of its clients and to any of Cigar Gone's clients, via UPS, FEDEX, or any other shipping service of Distributor's choice, within ten (10 days of any customer order. Shipping charges will be billed to the customer unless other prior arrangements have been negotiated. In any event when the customer does no pay shipping, Distributor will reach an agreement in writing with Cigar Gone for the payment of shipping costs prior to shipping.

         12. Risk of Loss; Insurance. The risk of loss during transit, delivery and storage of the Products shall be borne by Cigar Gone. Cigar Gone, at its expense, shall secure and maintain comprehensive general liability insurance for the full value of all Products shipped to Distributor by Cigar Gone during the period of shipment. Distributor shall be named as an additional insured on all policies of insurance purchased by Cigar Gone for such purposes.

         13. Termination Upon Notice. Both parties shall have the absolute right to terminate this Agreement upon delivery of written notice to the other party one hundred twenty (120) days prior to termination.

         14. Default by Cigar Gone - Early Termination of This Agreement. Cigar Gone shall be in default, and Distributor shall have the right to terminate this Agreement, in the event that one or more of the following events shall occur:

* Confidential portions omitted and filed separately with the Commission.

                  (a) Cigar Gone makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy, or similar officer is appointed to take charge of all or any part of Cigar Gone's property or business;

                  (b) Cigar Gone is adjudicated bankrupt; or

                  (c) Cigar Gone neglects or fails to timely deliver any orders which Distributor may make pursuant to the Agreement or to perform or observe any of its other covenants or obligations hereunder.

         15. Default by Distributor. Early Termination of This Agreement. The Distributor shall be in default and Cigar Gone shall have the right to terminate this Agreement if, after notice and expiration of the cure period as provided in
Section 14 below, Distributor has failed to pay Cigar Gone any amounts owing pursuant to this Agreement.

         16. Opportunity to Cure Default. Distributor shall have thirty (30) days from the date of notice of default to cure any condition creating a default. If the default pursuant to this section shall be a monetary default, then all sums due and payable as of the expiration of the cure period shall bear interest at the rate of twelve percent (12%) per annum until paid.

         17. Indemnification. Distributor shall not be liable for, and Cigar Gone shall indemnify and hold Distributor and its officers, directors, shareholders, employees, agents harmless from, any loss, damage, expense
(including without limitation attorney fees and expenses) claimed to have resulted from the use, operation, or performance of the Product or related in any way to its acquisition, regardless of the form of action.

         18. Acts Upon Termination. Upon termination of this Agreement the parties agree as follows:

                  (a) Distributor shall immediately cease the advertising and sale of the Product and its rights as Master Distributor shall cease.

                  (b) Cigar Gone shall repurchase all of the Product in the possession of the Distributor or in transit to the Distributor at the time of termination at the full Purchase Price. Cigar Gone shall provide, at its expense, for the removal of the Products from the Distributor's premises.

                  (c) Cigar Gone, at its option, may ship, deliver or consign any of the Product to any other person, firm, distributor, or corporation in the Distribution Area or elsewhere and may cancel all orders from the Distributor for the Product which may have been placed prior to the termination.


* Confidential portions omitted and filed separately with the Commission.

                  (d) Cigar Gone may stop in transit and take possession of the Products shipped to the Distributor which are still in transit.

                  (e) Cigar  Gone shall  abide by its  obligations  pursuant  to
         Section 16 herein regarding Confidential Information.

         Notwithstanding anything contained herein to the contrary, Distributor shall be allowed to maintain and/or order a quantity of the Product necessary to fulfill any outstanding orders it may have to retailers or sub-distributors of the Product at the time of termination.

         19. Confidential Information. Both parties recognize that as a result of this Agreement, both parties have in the past and may in the future develop, obtain or learn about Confidential Information which is the property of Distributor or Cigar Gone, or which Distributor or Cigar Gone is under an obligation to treat as confidential. Both parties agree to use their best efforts and the utmost diligence to guard, protect and keep confidential said Confidential Information, and both parties agree that they will not, during or after the period of this Agreement, use for themselves or others, or divulge to others any of said Confidential Information which either party may develop, obtain or learn about during or as a result of this Agreement and the distribution relationship, unless authorized to do so in writing by the other party.

         For the purposes of this Agreement, the term "Confidential Information" shall include but not be limited to the following: customer lists; financial statements or financial information in any form; marketing strategies; business contacts; business plans; computer software, including all rights under licenses and other contracts relating thereto; all intellectual property including all patents, trademarks, trademark registration and applications, service marks, copyrights, trade secrets, proprietary marketing information and know-how; books and records including lists of customers; credit reports; sales records; price lists; sales literature; advertising material; manuals; processes; technology; or any information of whatever nature which gives to Distributor an opportunity to obtain an advantage over their competitors who do not know or use it. Both parties acknowledge that Distributor, as a public company, shall provide notice of this Agreement in press releases and reports filed with the Securities and Exchange Commission.

         Both parties and their officers, directors, shareholders, employees, representatives and agents agree that they shall not contact directly or indirectly any of the other party's customers or companies with which the other party does business, or is affiliated with in any way, or any third parties which have any direct or indirect business dealings with the other party, without the prior consent of the other party.



* Confidential portions omitted and filed separately with the Commission.

         20. Intellectual Property. Cigar Gone shall retain ownership of all marks, trademarks and confidential ingredients of the Cigar Gone and Coffee Gone Breath Cleansers or any other products sold or created by Cigar Gone. However, Distributor shall have the exclusive right to use any trademarks, or other marks and intellectual property for the Products in Distributor's advertisements.

         21. Notices Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, sent by telefacsimile or sent by registered mail, charges prepaid, to the parties at the address or facsimile telephone as set forth on the signature page of the Agreement and a copy sent to:

                         Kurt M. Brueckner
                         Titus, Brueckner & Berry, P.C.
                         7373 North Scottsdale Road, Suite B-252
                         Scottsdale, Arizona 85253

         22. Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Arizona, and each party irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the courts of Maricopa County, State of Arizona and all courts competent to hear appeals therefrom.

         23. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns, as the case may be. Except as provided for herein, neither party shall have the right to assign its rights hereunder, without the prior written consent of the other party.

         24. Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

         25. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not affect or impair the validity, legality or enforceability of the remaining provisions hereof and each provision is hereby declared to be separate, severable and distinct.

         26. Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including attorneys' fees and costs.

* Confidential portions omitted and filed separately with the Commission.

         27. Execution and Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                                   "DISTRIBUTOR"

                                   PREMIUM CIGARS INTERNATIONAL, LTD.


                                   By:  /s/ Steven A. Lambrecht
                                      ----------------------------
                                   Its:  CEO / Pres.
                                       -----------------------

                                   Address:
                                        15651 North 83rd Way
                                        Suite 3
                                        Scottsdale, Arizona 85260
                                        Fax: 922-8656



                                   "CIGAR GONE"

                                   CIGAR GONE CORPORATION


                                   By:  /s/ [illegible]
                                      ----------------------------
                                   Its:   President
                                       -----------------------

                                   Address:
                                        7700 Irvine Center Drive
                                        Suite 510
                                        Irvine, California 92718
                                        Fax: (714) 727-7451



* Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT A


                           *

* Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT B



                           *

* Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT C

                             ADDITIONAL DISTRIBUTORS

                           *

* Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT D

                                 Purchase Price

                           *


* Confidential portions omitted and filed
separately with the Commission.
                                       12